EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

The Town Bank:

We have audited the accompanying balance sheets of The Town Bank (The Bank) as of December 31, 2005 and 2004, and the related statements of income, changes in shareholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of The Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Town Bank as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Short Hills, New Jersey

February 15, 2006

THE TOWN BANK

Balance Sheets

December 31, 2005 and 2004

(In thousands, except share amounts)

Assets	2005	2004
Cash and due from banks	$2,515	1,376
Federal funds sold and other short-term investments	8,300	—
Investment securities available for sale	12,938	12,907
Loans held for sale, net of fees	1,620	—
Loans, net of unearned fees/costs	138,000	109,924
Less allowance for loan losses	1,518	1,186
Net loans	136,482	108,738
Premises and equipment, net	1,808	1,924
Other assets	1,970	1,131
Total assets	$165,633	126,076
Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing	$19,910	17,827
Interest bearing	128,605	91,808
Total deposits	148,515	109,635
Short-term borrowings	250	1,430
Accrued expenses and other liabilities	726	528
Total liabilities	149,491	111,593
Commitments and contingencies (note 11)
Shareholders’ equity:
Common stock ($5.00 par value per share, authorized
3,000,000 shares at December 31, 2005 and 2004; 1,878,233 shares issued and outstanding at December 31, 2005 and 1,869,302 issued and outstanding at December 31, 2004)	9,391	9,346
Additional paid-in capital	5,557	5,506
Retained earnings (accumulated deficit)	1,230	(308)
Accumulated other comprehensive loss	(36)	(61)
Total shareholders’ equity	16,142	14,483
Total liabilities and shareholders’ equity	$165,633	126,076

  See accompanying notes to financial statements.

THE TOWN BANK

Statements of Income

Years ended December 31, 2005, 2004 and 2003

(In thousands, except share amounts)

	2005	2004	2003
Interest income:
Interest and fees on loans	$8,795	5,959	4,455
Interest on federal funds sold
and other short-term investments	167	71	89
Interest on securities available for sale	330	287	291
Total interest income	9,292	6,317	4,835
Interest expense:
Interest on checking, savings
and money market deposits	819	632	272
Interest on certificates of deposits	2,571	1,197	1,297
Interest on short-term borrowings	18	3	1
Total interest expense	3,408	1,832	1,570
Net interest income	5,884	4,485	3,265
Provision for loan losses	332	385	191
Net interest income after provision
for loan losses	5,552	4,100	3,074
Noninterest income:
Service charges on deposit accounts, other
service charges and miscellaneous income	124	104	105
Gains on sales of residential mortgages	38	32	103
Gains on sales/calls of investment securities	—	—	34
Total noninterest income	162	136	242
Noninterest expense:
Salaries and employee benefits	1,596	1,376	1,209
Occupancy expense	331	315	293
Equipment expense	400	334	438
Other operating expense	1,142	763	602
Total noninterest expense	3,469	2,788	2,542
Income before income taxes	2,245	1,448	774
Income taxes	707	84	76
Net income	$1,538	1,364	698
Net income per share:
Basic	$0.82	0.74	0.52
Diluted	0.78	0.72	0.51
Average shares outstanding:
Basic	1,877,000	1,852,000	1,348,000
Diluted	1,961,000	1,905,000	1,367,000

   See accompanying notes to financial statements.

THE TOWN BANK

Statements of Changes in Shareholders’ Equity

Years ended December 31, 2005, 2004 and 2003

(In thousands, except share amounts)

	Common stock	Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive (loss) income	Total
Balance at December 31, 2002	$5,427	3,124	(2,370)	115	6,296
Net income	—	—	698	—	698
Unrealized holding loss on
securities available for sale	—	—	—	(102)	(102)
Issuance of 51,038 common shares
through stock options exercised	255	93	—	—	348
Issuance of 714,320 common
shares, net of issuance costs of $182	3,573	2,198	—	—	5,771
Balance at December 31, 2003	9,255	5,415	(1,672)	13	13,011
Net income	—	—	1,364	—	1,364
Unrealized holding loss on
securities available for sale	—	—	—	(74)	(74)
Issuance of 18,290 common shares
through stock options exercised and related tax benefits	91	91	—	—	182
Balance at December 31, 2004	9,346	5,506	(308)	(61)	14,483
Net income	—	—	1,538	—	1,538
Unrealized holding gain on
securities available for sale, net of tax	—	—	—	25	25
Issuance of 8,931 common shares
through stock options exercised and related tax benefits	45	51	—	—	96
Balance at December 31, 2005	$9,391	5,557	1,230	(36)	16,142

  See accompanying notes to financial statements.

THE TOWN BANK

Statements of Comprehensive Income

Years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Net income	$1,538	1,364	698
Other comprehensive income (loss):
Reclassification adjustment for gain in net income	—	—	(34)
Net unrealized holding gain (loss) on securities
available for sale, during the period, net of tax	25	(74)	(68)
Comprehensive income	$1,563	1,290	596

  See accompanying notes to financial statements.

THE TOWN BANK

Statements of Cash Flows

Years ended December 31, 2005, 2004 and 2003

(In thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$1,538	1,364	698
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for loan losses	332	385	191
Origination of residential mortgage loans held for sale	(9,199)	(7,652)	(8,944)
Proceeds from sales of residential mortgages held for sale	7,617	7,684	9,047
Gains on sales of residential mortgages held for sale	(38)	(32)	(103)
Gross gains on sales/calls of investment securities
available for sale	—	—	(34)
Accretion on investment securities available for sale	(2)	—	—
Depreciation and amortization	151	151	186
Increase in other assets	(847)	(569)	(66)
Increase (decrease) in accrued expenses
and other liabilities	198	266	(85)
Net cash (used in) provided by operating activities	(250)	1,597	890
Cash flows from investing activities:
Net (increase) decrease in federal funds sold and
short-term investments	(8,300)	3,590	3,244
Purchase of securities available for sale	(9,996)	(14,968)	(37,065)
Proceeds from calls/maturities of securities available for sale	10,000	19,000	30,025
Proceeds from sales of securities available for sale	—	—	4,094
Net increase in loans	(28,076)	(30,232)	(18,688)
Purchase of premises and equipment	(35)	(724)	(87)
Net cash used in investing activities	(36,407)	(23,334)	(18,477)
Cash flows from financing activities:
Net increase in noninterest bearing deposits	2,083	2,634	1,710
Net increase in interest bearing deposits	36,797	17,373	10,401
Net (decrease) increase in short-term borrowings	(1,180)	1,259	(79)
Issuance of common stock, net	96	182	6,119
Net cash provided by financing activities	37,796	21,448	18,151
Increase (decrease) in cash and due from banks	1,139	(289)	564
Cash and due from banks at beginning of year	1,376	1,665	1,101
Cash and due from banks at end of year	$2,515	1,376	1,665
Cash paid during the year for:
Interest	$3,169	1,822	1,665
Income taxes	1,064	280	84

See accompanying notes to financial statements.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(1)	Nature of Operations and Significant Accounting Policies
(a)	General

The Town Bank (The Bank), a New Jersey State chartered commercial bank commenced operations on October 5, 1998 as The Town Bank of Westfield, and subsequently changed its name to The Town Bank on June 11, 2004. The Bank provides community-banking services to a broad range of customers, including corporations, individuals, partnerships and other community bodies in the greater Westfield area. Currently, The Bank operates from two offices. The Bank is subject to federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. The Federal Deposit Insurance Corporation (FDIC) insures The Bank’s deposits. Accordingly, The Bank is subject to regulation, supervision, and examination by the New Jersey State Department of Banking and Insurance and the FDIC.

On August 29, 2003, The Bank completed its private placement of common stock and issued 714,320 shares at $8.33 per share and received net proceeds of $5,771,000. In conjunction with the private placement, certain directors and officers exercised 51,038 stock options, and The Bank received net proceeds of $348,000.

On June 1, 2004, The Bank paid a 5.00% stock distribution. All per share amounts and the related common stock and additional paid-in capital balances have been retroactively restated to the earliest period presented to reflect this distribution.

The Bank purchased land on June 22, 2004 to operate a branch facility located at 245-249 North Avenue, Cranford, New Jersey. For the year ended December 31, 2005, The Bank incurred carrying costs for the facility of $9,000.

(b)	Basis of Financial Statement Presentation

The financial statements of The Bank are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are subject to changes in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, future additions might be necessary based upon changes in economic conditions. In addition, various regulatory agencies, as part of their examination process, periodically review The Bank’s allowance for loan losses account. Such agencies may require The Bank to recognize additions to the allowance based upon judgments of information available to them at the time of their examination.

(c)	Investment Securities

Investment securities, at the time of purchase, are classified into one of three categories: held to maturity, available for sale, or trading account securities.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

Securities that The Bank has the ability and intent to hold until maturity are classified as “held to maturity.” These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, using a method that approximates the interest method over the estimated life of the securities.

Securities that may be held for indefinite periods of time which management intends to use as part of its asset/liability management strategy and sold in response to changes in interest rates, loan demand, liquidity needs or other factors are classified as “available for sale” and reported at estimated fair market value. Unrealized holding gains and losses on these securities are not included in earnings, but reported as a separate component of shareholders’ equity. Gains or losses, upon realization, are included in earnings using the specific identification method. Unrealized losses that are determined to be other than temporary are charged against earnings in the period that such impairment occurred.

Trading account securities are carried at market value. Gains and losses resulting from “marking to market” these securities as well as securities sold are reported in noninterest income utilizing the trade-date method. This category includes securities purchased specifically for short-term appreciation. The Bank does not have any trading account securities.

Interest on investment securities is included in interest income when earned.

(d)	Loans

Loans are stated at the principal amount outstanding, net of deferred loan origination fees/costs and unearned discounts. Interest on substantially all loans is accrued and credited to interest income based upon the principal amount outstanding. Loan fees and certain costs associated with originating loans are deferred and amortized over the expected life of the respective loans as an adjustment to the yield utilizing the level yield method.

Generally, interest income is not accrued on loans, including impaired loans, where principal or interest is 90 days or more past due, unless they are well secured and in the process of collection. A loan less than 90 days past due may be placed on nonaccrual if management believes there is sufficient doubt as to the ultimate collection of the loan balance outstanding. When a loan, including an impaired loan, is classified as nonaccrual, uncollected past due interest is reversed and charged against current income. Interest income is not recognized until the financial condition of the borrower improves, payments are brought current and a consistent payment history is established. Payments received on nonaccrual loans, including impaired loans, are first applied to all principal amounts owed. Once the remaining principal balance is deemed fully collectible, payments are then applied to interest income and fees.

A loan is considered impaired when, based upon current information and events, it is probable that The Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based upon the present value of expected future cash flows, or as a practical expedient, at the loan’s observable market value, or the fair value of the underlying collateral, if the loan is collateral dependent. Smaller balance homogeneous loans, such as residential mortgages and loans to individuals are collectively evaluated for impairment and excluded from the definition of impaired loans. The Bank has defined impaired loans to be all nonaccrual loans, excluding smaller homogenous loans.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(e)	Loans Held for Sale

Loans held for sale are carried at the lower of cost or market using the aggregate method. Gains or losses resulting from sales of loans are recognized when the proceeds are received from investors and are included in the noninterest-income section of the income statement.

(f)	Allowance for Loan Losses

The allowance for loan losses account is maintained at a level considered to be adequate to provide for probable loan losses inherent in the portfolio. The allowance account is increased by provisions charged to expense and reduced by net charge-offs. The level of the allowance account is based upon management’s evaluation of probable losses in the loan portfolio, after consideration of appraised collateral values, financial condition of the borrower, delinquency and charge-off trends, as well as prevailing economic conditions. Management evaluates the adequacy of the account on a quarterly basis throughout the year. While management uses available information to recognize losses on loans, future additions to the allowance account may be necessary based upon changes in economic conditions and other factors.

(g)	Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to forty years. Leasehold improvements are amortized utilizing the straight-line method over the life of the lease or improvement, whichever is shorter. Maintenance and repairs are charged to expense as incurred.

(h)	Other Real Estate Owned

Other real estate owned consists of property acquired through foreclosure or acceptance of a deed-in-lieu of foreclosure. Only collateral of which The Bank has taken physical possession is classified, as other real estate owned.

Other real estate owned is carried at the lower of fair market value of the related property, as determined by current appraisals less estimated costs to sell the property, or the recorded investment of the property. Write-downs on these properties, which occur after the initial transfer from the loan portfolio, are recorded as an operating expense. Costs of holding these properties are charged to expense in the current period. Gains, to the extent allowable, and losses on the disposition of these properties, are accounted for in current operations. At December 31, 2005 and 2004, The Bank had no other real estate owned.

(i)	Stock-Based Compensation

At December 31, 2005, The Bank has seven stock-based compensation plans, which are described more fully in note 13. The Bank accounts for these plans under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based compensation cost is reflected in net income, as all options granted under these plans had an exercise price equal to the market value

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

of the underlying common stock on the date of grant. The following table illustrates the effect on net income and net income per share if The Bank had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

	Years ended December 31
	2005	2004	2003
Net income as reported	$1,538,000	1,364,000	698,000
Deduct total stock-based
compensation expense determined under fair value based method for all awards, net of related tax effects	(36,000)	(97,000)	(106,000)
Pro forma net income	$1,502,000	1,267,000	592,000

Net income per share:
Basic – as reported	$0.82	0.74	0.52
Basic – pro forma	0.80	0.68	0.44
Diluted – as reported	0.78	0.72	0.51
Diluted – pro forma	0.77	0.67	0.43

(j)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the period that includes the enactment date. The recoverability of The Bank’s net deferred tax asset is evaluated on a quarterly basis.

(k)	Net Income Per Share and Common Share Amounts

Net income per basic share is calculated by dividing net income by the weighted average number of shares outstanding for the period. Net income per diluted share is calculated by dividing net income by the weighted number of shares outstanding plus the assumption of the exercise of stock options granted utilizing the treasury stock method. Under these assumptions the shares outstanding for 2005, 2004 and 2003 would have increased by 84,000, 53,000 and 19,000, respectively.

(l)	Comprehensive Income

Comprehensive income consists of net income and the change in net unrealized gains (losses) on securities available for sale.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(m)	Recent Accounting Pronouncements

FASB Statement No. 123 (revised 2004), Share-Based Payment

Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees and directors in the income statement. The revised statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates an entity’s ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. The revised statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for The Bank beginning January 1, 2006. The Bank must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The Bank currently has a stock option plan with 38,634 options available for issuance to employees and 65,112 options available for issuance to directors. We do not anticipate that the initial adoption of Statement 123(R) will have a significant impact on the financial statements.

FASB Staff Position No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (the FSP)

The FSP was issued on November 3, 2005 and addresses the determination of when an investment is considered impaired; whether the impairment is other than temporary; and how to measure an impairment loss. The FSP also addresses accounting considerations subsequent to the recognition of an other-than-temporary impairment on a debt security, and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP replaces the impairment guidance in EITF Issue No. 03-1 with references to existing authoritative literature concerning other-than-temporary determinations (principally Statement of Financial Accounting Standards No. 115 and SEC Staff Accounting Bulletin 59). Under the FSP, impairment losses must be recognized in earnings equal to the entire difference between the security’s cost and its fair value at the financial statement date, without considering partial recoveries subsequent to that date. The FSP also requires that an investor recognize an other-than-temporary impairment loss when a decision to sell a security has been made and the investor does not expect the fair value of the security to fully recover prior to the expected time of sale. The FSP is effective for reporting periods beginning after December 15, 2005. The Bank does not expect that the application of the FSP will have a material impact on its financial condition, results of operations or financial statement disclosures.

(2)	Cash and Due from Banks

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The Bank’s average balance requirement was $234,000 for 2005 and $118,000 for 2004.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(3)	Investment Securities Available for Sale

The amortized cost, gross unrealized gains and losses, and estimated market value of investment securities available for sale at December 31, 2005 and 2004, are as follows (in thousands):

		Gross	Gross	Estimated
	Amortized	unrealized	unrealized	market
	cost	gains	losses	value
December 31, 2005:
United States Government
Sponsored Agency Obligations	$12,998	—	(60)	12,938
December 31, 2004:
United States Government
Sponsored Agency Obligations	13,000	—	(93)	12,907

The amortized cost and estimated market value of investment securities available for sale at December 31, 2005, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

		Estimated
	Amortized	market
	cost	value
Due within one year	$9,998	9,950
Due after one year through five years	3,000	2,988
Total	$12,998	12,938

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2005 and 2004 (in thousands):

		Less than 12 months		12 months or longer		Total
Description of securities	Number of securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2005:
United States Government
Sponsored Agency
Obligations	13	$8,964	(34)	3,974	(26)	12,938	(60)
December 31, 2004:
United States Government
Sponsored Agency
Obligations	13	12,907	(93)	—	—	12,907	(93)

Management has the intent and ability to hold the securities until the market value recovers, and believes that the losses are temporary in nature and are related to the higher interest rate environment that prevailed during 2005 and not the underlying credit of the issuer.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

Securities available for sale with an estimated fair market value of $3,976,000 at December 31, 2005, were pledged to secure public funds and for other purposes required by law.

(4)	Loans

Loans outstanding at December 31, 2005 and 2004, by classification are as follows (in thousands):

	2005	2004
Real estate loans – commercial	$38,380	36,102
Home equity loans and second mortgages	19,404	18,681
Commercial and industrial	29,047	22,240
Construction and land development	50,971	32,740
Consumer	198	161
Total loans, net of unearned fees/costs	$138,000	109,924

At December 31, 2005 and 2004, The Bank had $1,620,000 and $0, respectively, in residential mortgages held for sale, net of fees. A substantial portion of The Bank’s loans are secured by real estate located in New Jersey, primarily the Greater Westfield Area. Accordingly, the ultimate collection of these loans is susceptible to changes in this market area.

At December 31, 2005 and 2004, The Bank had no nonaccrual or impaired loans. At December 31, 2005 and 2004, The Bank had loans to officers, directors, and their affiliates of $5,723,000 and $4,404,000, respectively. During 2005, The Bank originated loans to officers, directors, and their affiliates in the amount of $4,948,000 and received related principal repayments of $3,629,000.

(5)	Allowance for Loan Losses

A summary of the allowance for loan losses for the years ended December 31, 2005, 2004 and 2003, is as follows (in thousands):

	2005	2004	2003
Balance, beginning of the year	$1,186	801	610
Provision charged to expense	332	385	191
Recoveries of loans charged off	—	—	—
Loans charged off	—	—	—
Balance, end of the year	$1,518	1,186	801

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(6)	Premises and Equipment, Net

Premises and equipment at December 31, 2005 and 2004, is summarized as follows (in thousands):

	2005	2004
Land	$942	942
Bank buildings	556	547
Leasehold improvements	837	834
Equipment	437	414
	2,772	2,737

Less accumulated depreciation and amortization	964	813
Premises and equipment, net	$1,808	1,924

Depreciation and amortization expense for 2005, 2004 and 2003 totaled $151,000, $151,000 and $186,000, respectively.

(7)	Deposits

Interest-bearing deposits at December 31, 2005 and 2004, are detailed as follows (in thousands):

	2005	2004
Interest bearing checking accounts	$6,807	6,398
Money market accounts	14,894	8,867
Savings accounts	17,419	36,149
Certificates of deposit of less than $100,000	45,304	21,095
Certificates of deposit of $100,000 or more	44,181	19,299
Total interest bearing deposits	$128,605	91,808

At December 31, 2005, certificates of deposit mature as follows:

	Certificates	Certificates
	of deposit	of deposit
	less than	$100,000 or
	$100,000	more
During 2006	$38,405	39,452
During 2007	3,979	2,507
During 2008	1,861	1,810
During 2009	497	106
During 2010	562	306
Total	$45,304	44,181

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(8)	Short-Term Borrowings

Short-term borrowings consist of treasury, tax and loan notes (TT&L) due on demand, and federal funds purchased. Interest on TT&L is computed at a rate equal to 25 basis points below the weekly average federal funds rate. Interest on federal funds purchased is based upon market conditions. Balances and rates at, or for the years ended December 31, 2005, 2004, and 2003, were as follows (in thousands):

	2005
	Securities sold
	under	Federal
	repurchase	funds
	agreements	purchased	TT&L
Balance at end of year	$—	—	250
Average during year	441	119	115
Maximum month-end balance during year	4,600	—	250
Average rate during year	2.54%	3.41%	2.81%
Rate at end of year	—	—	3.95

	2004
	Federal
	funds
	purchased	TT&L
Balance at end of year	$1,180	250
Average during year	33	152
Maximum month-end balance during year	1,180	250
Average rate during year	2.53%	1.11%
Rate at end of year	2.78	1.87

The Bank has an unsecured federal funds borrowing line with a correspondent bank in the amount of $3,650,000. The Bank also has a secured repurchase agreement line with a brokerage firm in the amount of up to $10,000,000.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(9)	Other Operating Expenses

Other operating expenses for the years ended December 31, 2005, 2004 and 2003, are as follows (in thousands):

	2005	2004	2003
Advertising and promotions	$138	116	69
Professional fees	494	201	138
Printing and forms	46	61	24
Insurance	48	44	39
Telephone, communications, postage and	89	89	80
messenger
ATM	38	36	40
All other	289	216	212
	Total other operating
expenses	$1,142	763	602

(10)	Income Taxes

The current and deferred amounts of income tax expense for the years ended December 31, 2005, 2004 and 2003, respectively, are as follows (in thousands):

	2005	2004	2003
Current:
Federal	$880	329	—
State	178	84	76
	1,058	413	76
Deferred (benefit) expense:
Federal	(198)	(329)	—
State	(153)	—	—
	(351)	(329)	—
Income tax expense	$707	84	76

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

Reconciliation between the amount of reported income tax expense and the amount computed by applying the statutory federal income tax rate of 34% is as follows (in thousands):

	2005	2004	2003
Computed “expected” federal income tax
expense	$763	492	263
Tax-exempt interest	(42)	—	—
State tax, net of federal tax benefit	17	51	51
Decrease in valuation allowance	(118)	(466)	(236)
Nondeductible expenses – merger
expenses	92	—	—
Other, net	(5)	7	(2)
Income tax expense	$707	84	76

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

	2005	2004
Deferred tax assets:
Net operating loss carryforward	$—	55
Depreciation	136	117
Allowance for loan losses	606	474
Unrealized loss on securities available for sale	24	32
Gross deferred tax assets	766	678
Less valuation allowance	—	252
Deferred tax assets, net	766	426
Deferred tax liabilities:
Deferred loan costs	(62)	(66)
Accretion on investment securities	(1)	—
Total deferred tax liabilities	(63)	(66)
Net deferred tax asset	$703	360

At December 31, 2004, The Bank had state income tax loss carryforwards of approximately $926,000, which expire through 2010. The State of New Jersey passed legislation in 2004 which affects New Jersey net operating losses carried forward from 2003. These losses may be utilized up to 50% of The Bank’s current year taxable income, as defined. Under current law, the state has extended the use and expiration of these net operating losses. At December 31, 2005, The Bank had utilized all of its state income tax loss carryforwards.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

The Bank had established a valuation allowance of $252,000 against its deferred tax assets at December 31, 2004. The Bank had concluded that based upon taxes paid in the carry back period and projections for future taxable income over the periods which the deferred tax assets are deductible that it was more likely than not that the net deferred tax asset will be realized. The amount of the valuation allowance at December 31, 2004 was determined based on the state income tax loss carryforwards noted above, and the state and federal deferred tax assets related to the allowance for loan losses and depreciation. At December 31, 2004, The Bank determined that a full valuation reserve was necessary for the state deferred tax assets and a partial valuation allowance was necessary against the federal deferred tax assets. During 2005, the valuation allowance decreased $252,000 to zero as it was determined that it was more likely than not that the net deferred tax asset will be realized. The Bank determined that based on taxes paid in the carryback period and projections of future taxable income that no valuation was necessary at December 31, 2005.

(11)	Commitments and Contingencies

At December 31, 2005, The Bank was obligated under a noncancelable lease for its facility located at 520 South Avenue, Westfield. The lease calls for scheduled increased rent and payments for real estate tax adjustments.

On September 13, 2005, The Bank entered into a lease for a branch to be located at 328 South Avenue, Fanwood, New Jersey. The landlord is seeking municipal approvals to construct a building and The Bank is seeking approvals to operate a branch facility.

Minimum rental payments under the terms of the lease are as follows (in thousands):

2006	$135
2007	213
2008	213
2009	213
2010	216
2011 and beyond	1,675

Total rent expense for 2005, 2004 and 2003 amounted to $106,000, $95,000, and $90,000, respectively.

The Bank is party to financial instruments with off-balance-sheet risk incurred in the normal course of business to meet the financial needs of its customers. These financial instruments include commercial and standby letters of credit and unused lines of credit, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements. The contract or notional amounts of these instruments express the extent of involvement The Bank has in each category of financial instruments.

The Bank’s exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

The contract or notional amount of financial instruments whose contract amounts represent credit risk at December 31, 2006, is as follows (in thousands):

Standby letters of credit	$2,876

Outstanding loan and credit line commitments	53,689

Standby letters of credit are commitments issued by The Bank guaranteeing performance by a customer to a third party. The fair value of standby letters of credit is represented by fees charged to enter into these agreements and are not significant to the financial statements of The Bank. Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity lines of credit commitments, which generally have an expiration date of up to five years. The Bank evaluates each customer’s credit- worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by The Bank upon extension of credit is based upon management’s credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

(12)	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial condition of The Bank. Under capital adequacy guidelines, and the regulatory framework for prompt corrective action, The Bank must meet specific capital guidelines that involve quantitative measures of The Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The prompt corrective action regulations define specific capital categories based upon the institution’s capital ratios. The capital categories are “well capitalized,” “adequately capitalized,” “under capitalized,” “significantly undercapitalized,” and “critically undercapitalized.” Quantitative measures established by regulation to ensure capital adequacy require The Bank to maintain minimum amounts and ratios of Total and Tier 1 capital as defined in the regulations to risk weighted assets, as defined, and of Tier 1 capital to average assets as defined. Management believes, as of December 31, 2005, that The Bank meets all capital adequacy requirements to which it is subject. To be categorized as adequately capitalized, The Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the accompanying table. As of December 31, 2005 and based upon the most recent notification from The Bank’s primary regulator, The Bank is well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed The Bank’s category.

To be considered “well capitalized,” an institution must generally have a leverage ratio, Tier 1 capital to assets, of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk based capital of 10%.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

The following is a summary of The Bank’s actual regulatory capital and ratios as of December 31, 2005 and 2004, along with the FDIC’s requirements for minimum capital adequacy and “well capitalized” institutions (dollars in thousand):

	2005
	Actual		Minimum capital adequacy		Well capitalized
Capital	Amount	Ratio	Amount	Ratio	Amount	Ratio

Leverage	$16,178	9.99%	$6,476	4.00%	$8,095	5.00%
Risk based:
Tier 1	16,178	11.56	5,600	4.00	8,400	6.00
Total	17,696	12.64	11,200	8.00	14,000	10.00

	2004
	Actual		Minimum capital adequacy		Well capitalized
Capital	Amount	Ratio	Amount	Ratio	Amount	Ratio

Leverage	$14,544	11.44%	$5,083	4.00%	$6,354	5.00%
Risk based:
Tier 1	14,544	13.06	4,455	4.00	6,683	6.00
Total	15,730	14.12	8,910	8.00	11,138	10.00

The Board of Directors of The Bank may provide for the payment of dividends, subject to applicable law. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend the capital stock of The Bank will not be impaired and either The Bank will have a statutory surplus of not less than 50% of its capital stock or the payment of such dividend will not reduce the statutory surplus of The Bank.

(13)	Stock Compensation

The Bank has four stock option plans for employees of The Bank which provide for the granting of up to 187,182 shares of The Bank’s common stock.

The Employee Stock Option Plans provide for discretionary granting of incentive stock options which the exercise price of each option equaling the market price of The Bank’s stock on the date of the grant. The options have a ten-year term and vest over a five-year period.

The Bank also maintains three stock option plans for its nonemployee Directors. The Director Stock Option Plans provide for the granting of up to 10% of the then outstanding shares of The Bank’s common stock under certain plan provisions. Currently, the Director Stock Option Plans provide for the granting of 171,093 shares.

The Director Stock Option Plans call for option grants as retainers for serving as a Director, which vest ratably over a twelve-month period. The plans also call for option grants for attendance at Board of Director meetings and a certain number of Committee meetings. These grants vest immediately. The option price equals the market price of The Bank’s stock on the date of the grant and the options have a ten-year term.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

A summary of the status of the Employee Stock Option Plans as of December 31, 2005, 2004, and 2003, and for the years then ended, is as follows.

	2005		2004		2003
		Weighted		Weighted		Weighted
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price
Outstanding at beginning of the year	121,763	$8.02	108,525	$6.78	139,808	$6.89
Granted	—	—	18,325	15.00	—	—
Exercised	—	—	(3,408)	7.19	(24,878)	7.21
Forfeited	(1,500)	15.00	(1,679)	6.18	(6,405)	7.30
Outstanding at end of year	120,263	7.93	121,763	8.02	108,525	6.78
Options exercisable at year end	94,843	7.26	68,435	7.10	44,030	7.36
Weighted average fair value of
options granted during the year	—	—	4.37	—	—	—

The following table summarizes information about the Employee Stock Options outstanding at December 31, 2005.

Options outstanding			Options exercisable
		Weighted
		average	Weighted		Weighted
Range of		remaining	average		average
exercise	Number	contractual	exercise	Number	exercise
price	outstanding	life in years	price	exercisable	price
$7.93	10,080	4.0	$7.93	10,080	$7.93
7.93	10,799	5.0	7.93	10,799	7.93
9.05	7,299	5.0	9.05	7,299	9.05
6.67	30,320	6.5	6.67	30,320	6.67
5.95	44,940	7.5	5.95	32,132	5.95
15.00	16,825	8.9	15.00	4,213	15.00

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

A summary of the status of the Director Stock Option Plans as of December 31, 2005, 2004 and 2003 and for the years then ended is as follows.

	2005		2004		2003
		Weighted		Weighted		Weighted
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price
Outstanding at beginning of the year	68,112	$8.50	72,183	$7.88	75,146	$7.45
Granted	—	—	19,354	10.75	23,197	7.67
Exercised	(8,931)	8.55	(14,882)	7.51	(26,160)	6.45
Forfeited	—	—	(8,543)	7.59	—	—
Outstanding at end of year	59,181	8.50	68,112	8.50	72,183	7.88
Options exercisable at year end	59,181	8.50	63,445	8.32	66,583	7.88
Weighted average fair value of
options granted during the year	—	—	3.14	—	2.16	—

The following table summarizes information about the Director Stock Options outstanding at December 31, 2005.

Options outstanding			Options exercisable
		Weighted
		average	Weighted		Weighted
Range of		remaining	average		average
exercise	Number	contractual	exercise	Number	exercise
price	outstanding	life in years	price	exercisable	price
$7.93-9.05	13,733	4.5	$8.50	13,733	$8.50
5.95-9.05	6,544	5.5	6.99	6,544	6.99
5.48-6.90	7,788	6.5	6.66	7,788	6.66
6.90-8.81	15,316	7.5	7.74	15,316	7.74
8.50-15.00	15,800	8.5	10.74	15,800	10.74

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2004 and 2003: dividend yield of 0%, expected volatility of 25%; risk-free interest rates of 3.48% for the Employee Plan and 3.43% for the Director Plan for 2004 and 3.00% in 2003, and expected lives of five years. There were no grants during 2005.

(14)	Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the estimated fair value of an entity’s assets and liabilities considered to be financial instruments, as defined. For The Bank, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. The Bank’s general practice and intent is to hold its financial instruments to maturity and not to engage in trading or sales activity except for certain loans and securities classified as available for sale.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced liquidation. Fair value estimates are made at a specific point in time based on the type of financial instrument and relevant market information.

Because no quoted market price exists for a significant portion of The Bank’s financial instruments, the fair values of such financial instruments are derived based on the amount and timing of future cash flows, estimated discount rates, as well as management’s best judgment with respect to current economic conditions. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision.

The fair value information provided is indicative of the estimated fair values of those financial instruments and should not be interpreted as an estimate of the fair market value of The Bank taken as a whole. The disclosures do not address the value of recognized and unrecognized nonfinancial assets and liabilities or the value of future anticipated business. In addition, tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments at December 31, 2005 and 2004.

(a)	Cash and Short-Term Investments

These financial instruments have relatively short maturities or no defined maturities but are payable on demand, with little or no credit risk. For these instruments, the carrying amounts represent a reasonable estimate of fair value.

(b)	Investment Securities

Investment securities are reported at their fair values based on quoted market prices.

(c)	Loans

Fair values were estimated for loans by discounting the future cash flows using market discount rates that reflect the credit and interest-rate risk inherent in the loans.

(d)	Deposit Liabilities

The fair values of demand deposits, savings deposit and money market accounts were the amounts payable on demand. The fair value of time deposits was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered of deposits for similar remaining maturities.

(e)	Short-Term Borrowings

For such short-term borrowings, the carrying amount was considered to be a reasonable estimate of fair value.

THE TOWN BANK

Notes to Financial Statements

December 31, 2005 and 2004

(f)	Commitments to Extend Credit and Letters of Credit

The estimated fair value of financial instruments with off-balance-sheet risk is not significant at December 31, 2005 and 2004.

The following table presents the carrying amounts and fair values of financial instruments at December 31, 2005 and 2004 (in thousands):

	2005		2004
	Carrying value	Fair value	Carrying value	Fair value
Financial assets:
Cash and other short-term
investments	$10,815	10,815	1,376	1,376
Investment securities	12,938	12,938	12,907	12,907
available for sale	138,000	138,911	108,738	107,669
Loans

Financial liabilities:
Nonmaturity deposits	$59,030	59,030	69,241	69,241
Certificates of deposit	89,485	89,418	40,394	40,227
Short-term borrowings	250	250	1,430	1,430

(15)	Material Transaction

On August 17, 2005, Two River Community Bank and The Town Bank announced the signing of a definitive agreement and plan of acquisition where Two River Community Bank would acquire The Town Bank. The agreement calls for an all-stock transaction in which the two banks will become independently operated, wholly owned subsidiaries of a newly formed bank holding company, Community Partners Bancorp, with each bank’s Board of Directors and management team remaining in place.

Under the terms of the acquisition agreement, each share of Two River Community Bank common stock will be converted into one share of the newly formed holding company and each share of The Town Bank common stock will be converted into 1.25 shares of common stock of Community Partners Bancorp. The closing price of Two River common stock on August 16, 2005 was $16.25. Based upon a 1.25 exchange ratio, shareholders of Two River will hold approximately 62.7% of the post-transaction shares of Community Partners Bancorp.

The 1.25 exchange ratio is subject to adjustment if the average price of Two River common stock over a defined period prior to the closing is below $13.20 or above $18.80. If the Two River average price is above $18.80, the exchange ratio will be $23.50 divided by the Two River average price, with a minimum exchange ratio of 1.1463. If Two River’s average stock price is below $13.20, the exchange ratio will be $16.50 divided by the Two River average price, with a maximum exchange ratio of 1.50. If the average price is $11.00 or less, The Town Bank will have the right to terminate the transaction.

The transaction has been approved by the Board of Directors of each bank, and must be approved by holders of shares representing two-thirds of the outstanding stock of each bank before it can be completed. The acquisition is subject to customary closing conditions. The transaction is expected to close in the first quarter of 2006.

On February 8, 2006, Community Partners Bancorp’s registration statement related to the transaction was declared effective by the Securities and Exchange Commission.